Exhibit 99.1

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
10/19/06	Investors:	Mary Kay Shaw, 630-623-7559
	Media:	Lisa Howard, 630-623-5044

McDONALD’S SERVES UP ANOTHER QUARTER OF STRONG RESULTS –

THIRD QUARTER EPS RISES 17%

OAK BROOK, IL — McDonald’s Corporation today announced strong operating results for the third quarter and nine months ended September 30, 2006.

The Company reported the following highlights for the quarter:

•	Global comparable sales rose 5.8%

•	Company-operated and franchised restaurant margins improved in all geographic segments for the third consecutive quarter

•	Consolidated results reflect double-digit growth in revenues (10%) and operating income (12%)

•	Earnings per share increased 17% to $0.68

•	The Company increased the annual dividend for 2006 by nearly 50% to $1.00 per share

Chief Executive Officer Jim Skinner commented, “We generated impressive third quarter results as we continue to raise the bar on operations excellence and leadership marketing to broaden consumer relevance. For the quarter, global comparable sales were at their highest quarterly level in two years, and we delivered higher margins across all segments of the business. These results validate the strength of our customer-centric Plan to Win and the power of growing by being better, not just bigger.”

In the U.S., we continue to enhance the McDonald’s experience by providing innovative menu options, added conveniences and contemporary restaurant locations that are in sync with customers’ lifestyles. The stability of McDonald’s U.S. performance is a testament to the strength and flexibility of the McDonald’s System.

Skinner also noted, “McDonald’s Europe generated another quarter of strong operating results driven by robust quarterly sales, more customer visits and the highest Company-operated margins since 2001. We are encouraged by Europe’s progress and confident that our strategies to further strengthen the McDonald’s Brand through marketing, value and menu initiatives that resonate with consumers will continue to drive growth over the long-term.

“The entire McDonald’s System is energized by our current momentum and we remain intent on further enhancing every element of the Brand experience to capture the tremendous opportunities that lie ahead.”

KEY HIGHLIGHTS – CONSOLIDATED

Dollars in millions, except per share data

Quarters ended September 30,	2006	2005	% Inc	Currency Translation Benefit	% Inc Excluding Currency Translation
Revenues	$5,882.5	$5,327.1	10	$127.6	8
Operating income	1,303.5	1,159.8	12	24.2	10
Net income	843.3	735.4	15	13.3	13
Earnings per share—diluted*	0.68	0.58	17	0.01	16

Nine months ended September 30,	2006	2005	% Inc	Currency Translation Benefit/ (Loss)	% Inc Excluding Currency Translation
Revenues	$16,555.7	$15,225.6	9	$71.5	8
Operating income	3,366.7	3,086.1	9	(8.4)	9
Net income	2,302.7	1,993.7	15	(3.8)	16
Earnings per share—diluted**	1.83	1.56	17	(0.01)	18

*	The following items, in total, negatively impacted the percentage increase in diluted earnings per share by 6 percentage points for the third quarter 2006 compared with 2005:

2006

–	$0.01 per share of operating expense primarily in Asia/Pacific, Middle East and Africa including an additional loss on the transfer of the Company’s ownership interest in Thailand to a developmental licensee and a goodwill impairment charge in South Korea.

2005

–	$0.02 per share of operating income primarily related to the transfer of the Company’s ownership interest in Turkey to a developmental licensee.

**	The following items, in total, negatively impacted the percentage increase in diluted earnings per share by 3 percentage points for the nine months ended September 30, 2006 compared with 2005:

2006

–	$0.08 per share of operating expense primarily related to: a limited number of restaurant closings in the U.K. in conjunction with an overall restaurant portfolio review; costs to buy out certain litigating franchisees in Brazil; and losses on the transfer of the Company’s ownership interests in Thailand and Bulgaria to developmental licensees;

–	$0.14 per share of nonoperating income due to the IPO of Chipotle Mexican Grill and the secondary sales of Chipotle shares; and

–	$0.01 per share of net incremental tax expense primarily related to the one-time impact from a tax law change in Canada.

2005

–	$0.03 per share of operating income primarily related to the transfer of the Company’s ownership interest in Turkey to a developmental licensee and a favorable adjustment to certain liabilities established in prior years due to lower than originally anticipated employee-related and lease termination costs; and

–	$0.05 per share tax benefit due to a favorable audit settlement of the Company’s 2000-2002 U.S. tax returns, partly offset by incremental tax expense related to the Company’s decision to repatriate foreign earnings under the Homeland Investment Act in 2005.

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE

Comparable sales represent sales at all McDonald’s restaurants, including those operated by the Company, franchisees and affiliates, in operation at least thirteen months including those temporarily closed, excluding the impact of currency translation. Some of the reasons restaurants may be closed include road construction, reimaging or remodeling, and natural disasters. Management reviews the increase or decrease in comparable sales compared with the same period in the prior year to assess business trends.

Information in constant currency is calculated by translating current year results at prior year average exchange rates.

RELATED COMMUNICATIONS

McDonald’s Corporation will broadcast its investor conference call live over the Internet at 10:30 a.m. Central Time on October 19, 2006. A link to the live webcast will be available at www.investor.mcdonalds.com and an archived replay of this webcast will be available for a limited time.

See Exhibit 99.2 in the Company’s Form 8-K filing for supplemental information related to the Company’s results for the quarter and nine months ended September 30, 2006.

The Company plans to release October 2006 sales information on November 8, 2006.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports.

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc / (Dec)

Quarters ended September 30,	2006	2005	$	%
Revenues
Sales by Company-operated restaurants	$4,433.6	$4,000.7	432.9	11
Revenues from franchised and affiliated restaurants	1,448.9	1,326.4	122.5	9

TOTAL REVENUES	5,882.5	5,327.1	555.4	10

Operating costs and expenses
Company-operated restaurant expenses	3,692.7	3,389.9	302.8	9
Franchised restaurants–occupancy expenses	273.0	256.6	16.4	6
Selling, general & administrative expenses	580.8	547.3	33.5	6
Impairment and other charges (credits), net	17.3	(31.7)	49.0	n/m
Other operating expense, net	15.2	5.2	10.0	n/m
Total operating costs and expenses	4,579.0	4,167.3	411.7	10

OPERATING INCOME	1,303.5	1,159.8	143.7	12

Interest expense	103.1	86.6	16.5	19
Nonoperating income, net	(28.1)	(12.6)	15.5	n/m
Income before provision for income taxes	1,228.5	1,085.8	142.7	13
Provision for income taxes	385.2	350.4	34.8	10

NET INCOME	$843.3	$735.4	107.9	15

EARNINGS PER SHARE-DILUTED	$0.68	$0.58	0.10	17

Weighted average shares outstanding-diluted	1,245.7	1,271.6	(25.9)	(2)

n/m	Not meaningful

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McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data			Inc / (Dec)

Nine months ended September 30,	2006	2005	$	%
Revenues
Sales by Company-operated restaurants	$12,489.4	$11,411.4	1,078.0	9
Revenues from franchised and affiliated restaurants	4,066.3	3,814.2	252.1	7

TOTAL REVENUES	16,555.7	15,225.6	1,330.1	9

Operating costs and expenses
Company-operated restaurant expenses	10,532.2	9,761.6	770.6	8
Franchised restaurants–occupancy expenses	785.4	767.4	18.0	2
Selling, general & administrative expenses	1,726.6	1,605.0	121.6	8
Impairment and other charges (credits), net	125.5	(50.4)	175.9	n/m
Other operating expense, net	19.3	55.9	(36.6)	(65)
Total operating costs and expenses	13,189.0	12,139.5	1,049.5	9

OPERATING INCOME	3,366.7	3,086.1	280.6	9

Interest expense	303.2	264.7	38.5	15
Nonoperating income, net	(84.2)	(29.9)	54.3	n/m
Gain on Chipotle IPO and secondary sales	(248.6)	—	248.6	n/m
Income before provision for income taxes	3,396.3	2,851.3	545.0	19
Provision for income taxes	1,093.6	857.6	236.0	28

NET INCOME	$2,302.7	$1,993.7	309.0	15

EARNINGS PER SHARE-DILUTED	$1.83	$1.56	0.27	17

Weighted average shares outstanding-diluted	1,255.0	1,277.7	(22.7)	(2)

n/m	Not meaningful

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